Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Leslie Loyet	Tim Grace
Chief Financial Officer	Analyst Inquiries	Media Inquiries
(312) 658-5740	(312) 640-6672	(312) 640-6667

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 8, 2006

STRATEGIC HOTELS & RESORTS CLOSES ON ACQUISITION OF PARTNER’S INTEREST IN INTERCONTINENTAL HOTEL IN PRAGUE

Chicago, IL – August 8, 2006 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that the company closed on its acquisition of a 65.0% interest in the entity that owns the InterContinental Hotel in Prague, Czech Republic, for $68.8 million, from affiliates of GIC Real Estate, Inc. The purchase brings the company’s interest in the entity that owns the property to 100%. Including the assumption of $56.5 million in debt, the company’s total investment to acquire the 65% interest is $125.3 million.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 19 properties with an aggregate of 9,607 rooms. For further information, please visit the company's website at http://www.strategichotels.com.

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